Exhibit 99.1

For Immediate Release	Contact Information
Wednesday, August 6, 2008	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Reports Record Results and Earnings
SAN ANTONIO -- August 6, 2008 -- TXCO Resources Inc. (Nasdaq:TXCO) today reported financial results for the quarter and half ended June 30, 2008. Highlights include record:
•	Cash flow metrics;
•	Net and operating income;
•	Oil and gas sales;
•	Total assets.

Second Quarter
TXCO's net income attributable to common stock for the second quarter was $8.7 million, equal to $0.24 per share, in contrast to a $1.3 million loss, or $0.04 per share, for second-quarter 2007, and 166 percent above first-quarter 2008 net income of $3.3 million, or $0.09 per share. All per-share amounts are on a diluted basis. Quarterly operating income rose to a record $17.3 million from the $914,000 reported for the year-earlier period and, sequentially, a 163 percent increase from $6.6 million in the first quarter.

Net cash provided by operating activities for the quarter was a record $33.8 million, sharply above the $6.5 million in the year-earlier quarter and net cash used of $9.9 million in first-quarter 2008. Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense -- rose to a record $34.2 million, triple the $11.3 million in the prior-year quarter and 73 percent above the first quarter's $19.8 million. Ebitda -- Ebitdax less exploration expense -- was $33.6 million, compared to $11.0 million in the 2007 period and a 75 percent increase over the first quarter.

The Company's total revenues rose to a record $48.7 million, more than double the $22.3 million reported for second-quarter 2007 and 51 percent higher than the $32.3 million in revenues for first-quarter 2008.  Oil and gas sales revenues increased sharply due to higher volumes and higher realized prices. Gas gathering revenues also increased.

First Half
For the January-June 2008 period, net income available to common stockholders was a record $12.0 million, equal to $0.34 per share. In the year-earlier period, the Company reported a $3.2 million loss, or $0.10 per share. Operating income for the half rose to a record $23.9 million from a $1.7 million operating loss for the 2007 first half. Revenues were a record $81.0 million, up 141 percent from $33.6 million for the earlier period as oil and gas sales rose sharply. Gas gathering revenues rose by 34 percent. Assets at June 30 stood at a record $424.9 million, 20 percent above the $354.6 million reported at year-end 2007.

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Operating cash flow for the six months was $23.9 million, more than triple the $7.5 million reported in the year-earlier period. Ebitdax rose to $54.0 million from $16.0 million for the 2007 first half, while Ebitda also increased sharply to $52.8 million from $15.4 million.

Midyear Reserves
At June 30, TXCO's net proved reserves were estimated at 90.9 Bcfe before the third-quarter sale of approximately 3.7 Bcfe of proved reserves on 15 non-core properties located in South Texas and the Gulf of Mexico. First half oil and gas sales were 4.8 Bcfe. The Company's proved reserves were 54 percent crude oil and 46 percent natural gas, while approximately 59 percent of TXCO's oil and gas reserves were classified as proved developed. The Company's proved reserves at year-end 2007 were estimated at 91.8 Bcfe.

Midyear proved reserve numbers are based on internal estimates prepared in accordance with Securities and Exchange Commission and Financial Accounting Standards Board requirements.

Management Perspective
"TXCO's growth continued during the first half of 2008 as our higher oil and gas sales were accompanied by record commodity prices," said CEO James E. Sigmon. "Moreover our lifting costs declined further, enhancing cash margins. In fact, our cash margins in the second quarter reached 57 percent, compared to 42 percent in the first quarter. With our improved margins and a growing inventory of drill-ready projects, we foresee an excellent second half in 2008," he added. "Although worldwide oil and gas prices have declined in recent weeks, they remain at historic highs."

Conference Call
TXCO has scheduled a conference call for 10 a.m. CDT (11 a.m. EDT) Thursday, August 7, to discuss financial results and current operations. The call will be broadcast live via the Company Web site at http://www.txco.com/concall.html or by telephone at (877) 387-9209 in the U.S. and Canada and (706) 643-3820 for international callers. Passcode is 56389675. A replay will be available through Saturday, August 9, at (800) 642-1687 (U.S./Canada) and (706) 645-9291 (international), same passcode, and for 30 days at http://www.txco.com/concall.html.

Also, the Company will present at EnerCom's 13th Oil & Gas Conference, set for August 10-14 in Denver. TXCO is scheduled to present at 1:55 p.m. MDT (2:55 p.m. CDT) Monday, August 11. A webcast will be available via the Internet on TXCO's web site, http://www.txco.com/presentation.html, and the conference web site, www.theoilandgasconference.com.

About TXCO Resources
TXCO Resources is an independent oil and gas enterprise with interests in the Maverick Basin, the Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

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Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to budget and drilling plans, capital expenditures, production levels, the timing, number and cost of wells to be drilled, new projects and expected results, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2007, and Form 10-Q for the quarter ended March 31, 2008. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	June 30, 2008	December 31, 2007
Assets

Current Assets
Cash and equivalents	$4,569	$9,831
Accounts receivable, net	37,829	17,952
Federal income tax receivable	4,974	4,974
Prepaid expenses and other	2,085	2,989
Accrued derivative asset - current	163	-
Total Current Assets	49,620	35,746

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	370,245	314,941

Other Assets
Deferred financing fees	3,449	2,613
Other assets	1,469	1,307
Accrued derivative asset - non-current	163	-
Total Other Assets	5,081	3,920

Total Assets	$424,946	$354,607

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	June 30, 2008	December 31, 2007
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$45,257	$51,261
Undistributed revenue	4,691	2,401
Notes payable	322	399
Derivative settlements payable	1,500	475
Preferred dividends payable	1,420	397
Accrued derivative obligation - short-term	18,407	4,725
Total Current Liabilities	71,597	59,658

Long-Term Liabilities
Long-term debt	117,000	100,000
Deferred income taxes	6,586	12,007
Accrued derivative obligation - long-term	20,708	3,993
Asset retirement obligation	8,336	4,233
Total Long-Term Liabilities	152,630	120,233

Stockholders' Equity
Preferred stock, authorized 10,000,000 shares; Series A & B, -0- shares issued and outstanding Series C, -0- and 55,000 shares issued and outstanding Series D, 55,000 and -0- shares issued and outstanding Series E, 20,000 and -0- shares issued and outstanding	1	1
Common stock, par value $.01 per share; authorized 100,000,000 shares; issued 35,590,580 and 34,269,038 shares, outstanding 35,423,727 and 34,150,619 shares	356	343
Additional paid-in capital	211,415	177,030
Retained earnings	15,539	3,561
Accumulated other comprehensive loss, net of tax	(25,601)	(5,754)
Less treasury stock, at cost, 166,853 and 118,419 shares	(991)	(465)
Total Stockholders' Equity	200,719	174,716

Total Liabilities and Stockholders' Equity	$424,946	$354,607

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	June 30, 2008	June 30, 2007
Revenues
Oil and gas sales	$43,257	$19,136
Gas gathering operations	4,352	3,152
Other operating income	1,093	48
Total Revenues	48,702	22,336

Costs and Expenses
Lease operations	4,203	4,238
Drilling operations	574	-
Production taxes	2,378	1,103
Exploration expenses	566	279
Impairment and abandonments	379	696
Gas gathering operations	4,394	3,356
Depreciation, depletion and amortization	15,013	8,669
General and administrative	3,873	3,081
Total Costs and Expenses	31,380	21,422

Income from Operations	17,322	914

Other Income (Expense)
Interest expense	(1,999)	(2,863)
Interest income	25	77
Loan fee amortization	(297)	(159)
Total Other Income (Expense)	(2,271)	(2,945)

Income (loss) before income taxes	15,051	(2,031)
Income tax (benefit) expense -- current	-	16
deferred	4,922	(733)

Net Income (Loss)	10,129	(1,314)
Preferred dividends	1,420	-
Net Income (Loss) Available to Common Stockholders	$8,709	$(1,314)

Earnings (Loss) Per Share
Basic	$0.25	$(0.04)
Diluted	$0.24	$(0.04)

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Six Months Ended	Six Months Ended
(in thousands, except earnings per share data)	June 30, 2008	June 30, 2007
Revenues
Oil and gas sales	$71,904	$27,861
Gas gathering operations	7,577	5,646
Other operating income	1,547	49
Total Revenues	81,028	33,556

Costs and Expenses
Lease operations	8,435	6,898
Drilling operations	1,006	-
Production taxes	3,862	1,597
Exploration expenses	1,210	654
Impairment and abandonments	634	1,382
Gas gathering operations	7,781	6,237
Depreciation, depletion and amortization	26,287	13,585
General and administrative	7,905	4,885
Total Costs and Expenses	57,120	35,238

Income (Loss) from Operations	23,908	(1,682)

Other Income (Expense)
Interest expense	(4,233)	(3,140)
Interest income	97	103
Loan fee amortization	(587)	(169)
Total Other Income (Expense)	(4,723)	(3,206)

Income (loss) before income taxes	19,185	(4,888)
Income tax (benefit) expense -- current	-	(5,250)
deferred	4,803	3,568

Net Income (Loss)	14,382	(3,206)
Preferred dividends	2,404	-
Net Income (Loss) Available to Common Stockholders	$11,978	$(3,206)

Earnings (Loss) Per Share
Basic	$0.35	$(0.10)
Diluted	$0.34	$(0.10)

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands, except earnings per share data)	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Operating Activities
Net income (loss)	$14,382	$(3,206)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation, depletion and amortization	26,874	13,754
Impairment, abandonments and dry hole costs	634	1,836
Deferred tax expense	4,803	3,568
Excess tax benefits from stock-based compensation	(1,453)	-
Non-cash compensation expense	1,928	571
Non-cash change in components of OCI	-	1,524
Changes in operating assets and liabilities:
Receivables	(19,877)	(5,897)
Prepaid expenses and other	(681)	(4,752)
Accounts payable and accrued expenses	(2,664)	5,615
Current income taxes receivable	(25)	(5,527)
Net cash provided by operating activities	23,921	7,486

Investing Activities
Development and purchases of oil and gas properties	(73,072)	(37,291)
Purchase of other equipment	(1,166)	(2,554)
Purchase of subsidiary	-	(95,994)
Net cash used by investing activities	(74,238)	(135,839)

Financing Activities
Proceeds from bank credit facility	28,000	154,100
Payments on bank credit facility	(11,000)	(22,851)
Proceeds from installment and other obligations	190	119
Payments on installment and other obligations	(267)	(260)
Issuance of preferred stock, net of expenses	32,377	-
Purchase of lower call option	(11,617)	-
Proceeds from sale of upper call option	9,356	-
Payment of preferred stock dividends	(1,381)	-
Cost of shares retired upon option exercises	(2,414)	-
Excess tax benefits from stock-based compensation	1,453	-
Proceeds from exercise of stock options	850	-
Proceeds from issuance of common stock, net of expenses	33	407
Purchase of treasury shares	(525)	(219)
Net cash provided by financing activities	45,055	131,296
Change in Cash and Equivalents	(5,262)	2,943
Cash and equivalents at beginning of period	9,831	3,882
Cash and Equivalents at End of Period	$4,569	$6,825

TXCO RESOURCES INC. SELECTED OPERATING DATA
	Three Months Ended			Six Months Ended
($'s in thousands, except average prices)	Mar. 31, 2008	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net cash provided (used) in operating activities	$(9,851)	$33,772	$6,486	$23,921	$7,486

Average common shares outstanding for diluted earnings per share	35,265	40,247	33,496	35,393	33,242

Ebitdax *	19,801	34,167	11,284	53,967	16,034

Ebitda *	19,156	33,601	11,006	52,757	15,380

Current ratio	1.05	0.69	1.66	0.69	1.66
Debt to asset ratio	28.9%	27.6%	44.5%	27.6%	44.5%

Sales
Oil:
Sales, in mBbl	247	308	241	555	392
Average realized sales price per barrel,	$97.33	$122.76	$61.58	$111.44	$59.03
excluding hedging impact of:	$(5.84)	$(10.87)	$(0.39)	$(8.64)	$(1.76)

Natural Gas:
Sales, in mmcf	665	813	644	1,478	865
Average realized sales price per mcf,	$9.07	$11.05	$7.44	$10.16	$7.39
excluding hedging impact of:	$0	$(0.24)	$(0.59)	$(0.14)	$(1.76)

Equivalent Basis:
Sales in mBOE	358	444	348	802	536
Average realized sales price per BOE,	$84.25	$105.51	$56.35	$95.92	$55.08
excluding hedging impact of:	$(4.04)	(8.00)	$(1.37)	$(6.23)	$(3.13)

Sales in mmcfe	2,148	2,662	2,088	4,810	3,218
Average realized sales price per mcfe,	$14.04	$17.59	$9.39	$15.99	$9.18
excluding hedging impact of:	$(0.67)	$(1.34)	$(0.23)	$(1.04)	$(0.52)

Other Operating Data
Total lifting costs	$5,716	$6,581	$5,347	$12,297	$8,463
Total lifting costs per BOE	$15.96	$14.84	$15.36	$15.34	$15.78
Total lifting costs per mcfe	$2.66	$2.47	$2.56	$2.56	$2.63

Sales volume -oil properties -mBbl	237	298	229	535	378
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$4,223	$5,940	$4,192	$10,163	$6,708
Oil prop. lifting costs per barrel	$17.80	$19.93	$14.08	$18.98	$17.73

Glen Rose Porosity sales volume -mBbl	153	226	162	379	285
Glen Rose Porosity lifting costs per barrel	$10.02	$12.35	$9.12	$11.41	$10.61

Sales volume -gas properties -mmcf	619	709	605	1,327	814
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$1,493	$2,030	$1,990	$3,523	$2,534
Gas prop. lifting costs per mcf	$2.41	$2.86	$3.29	$2.65	$3.11

Total depletion cost per BOE	$31.31	$33.69	$24.62	$32.63	$25.02
Total depletion cost per mcfe	$5.22	$5.62	$4.10	$5.44	$4.17
* Please see the last page of this press release for a reconciliation of these non-GAAP financial measures.

TXCO RESOURCES INC. EBITDA and EBITDAX RECONCILIATION TO NET INCOME AND NET CASH PROVIDED PERIODS INDICATED
($ Thousands)	1Q08	2Q08	YTD	1Q07	2Q07	YTD
Net cash provided (used) by
operating activities per CF Stmt	(9,851)	33,772	23,921	1,000	6,486	7,486

Change in operating assets and liabilities	(25,391)	2,145	(23,247)	(8,669)	(1,893)	(10,562)

Operating CF before change in operating
assets & liabilities	15,541	31,627	47,168	9,670	8,379	18,049

Deferred income taxes	119	(4,922)	(4,803)	(4,301)	733	(3,568)
Cash portion of net interest expense	2,163	1,973	4,136	251	2,786	3,037
Excess tax benefit from stock-based compensation	1,453	-	1,453	-	-	-
Derivative settlements loss	-	-	-	1,143	381	1,524
Income tax	(119)	4,922	4,803	(965)	(717)	(1,682)
Exploration costs	644	566	1,210	375	278	654
Dry hole costs	-	-	-	(280)	(175)	(455)
Change in components of other
comprehensive income	-	-	-	(1,143)	(381)	(1,524)

Ebitdax	19,801	34,167	53,967	4,750	11,284	16,034

Less: Exploration costs	644	566	1,210	375	278	654

Ebitda	19,156	33,601	52,757	4,375	11,006	15,380

Less:
Income tax expense	(119)	4,922	4,803	(965)	(717)	(1,682)
Impairment & abandonments	255	379	634	686	696	1,382
Derivative Loss	-	-	-	1,143	381	1,524
Interest, net	2,163	1,973	4,136	251	2,786	3,037
Non cash compensation	1,041	887	1,928	226	345	571
DD&A	11,565	15,310	26,874	4,926	8,829	13,755

Net Income (Loss)	4,252	10,129	14,382	(1,892)	(1,314)	(3,206)

EBITDAX is earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. EBITDA equals EBITDAX less exploration expense. We believe EBITDA and EBITDAX provide a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements.

These measures are widely used by investors and rating agencies. EBITDA, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. EBITDA and EBITDAX are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

Columns / rows may not foot / cross-foot due to rounding.